EXHIBIT 23.2


                        TURNER, WARREN, HWANG & CONRAD
                           ACCOUNTANCY CORPORATION
                       100 NORTH FIRST STREET SUITE 202
                          BURBANK, CALIFORNIA 91502

GARY W. TURNER CPA                     (818) 955-9537
JUDITH M. WARREN, CPA                  (310) 435-2826
WALTER Y. HWANG, CPA
DAVID A. CONRAD, CPA               FAX (818) 955-8416


To whom it may concern:

We hereby consent to the inclusion of our Independent Auditor's Report for the years ended December 31, 2000 and December 31, 1999 of Ministry Partners Investment Corporation in this Registration Statement on Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus which is a part of such Registration Statement.

/s/ Turner, Warren, Hwang & Conrad

TURNER, WARREN, HWANG & CONRAD
ACCOUNTANCY CORPORATION

Burbank, California
May 24, 2001